Exhibit 99.1

       Digital Recorders, Inc. Announces Filing of Request for
                    Extension for Filing Form 10-Q

    DALLAS--(BUSINESS WIRE)--Aug. 16, 2004--Digital Recorders, Inc.
(DRI) (Nasdaq:TBUS), a market leader in transit, transportation and law enforcement digital communications and audio enhancement systems, announced today it has filed a Form 12b-25 with the Securities and Exchange Commission, requesting a 5-day extension of the Aug. 16, 2004, deadline for filing its Form 10-Q for the quarter ended June 30, 2004.
    "The Company is in the process of finalizing certain complex accounting questions on revenue recognition that have not yet been resolved, and the resolution of these matters may have a material effect on the Company's unaudited financial statements for the quarter ended June 30, 2004, and related disclosures in its Form 10-Q. The Company is currently evaluating and consulting with its independent auditors regarding these issues. Because of these matters, the Company has been unable to complete the unaudited financial statements and related disclosures. For these reasons, although the Company's management and Audit Committee have been working diligently to complete these matters, the Company was unable to complete and submit the Company's Form 10-Q by the Aug. 16, 2004, prescribed due date. Management anticipates that the Form 10-Q will be filed on or before Aug. 23, 2004. At that time, the Company will issue another news release and conduct a shareholders' conference call," David L. Turney, the Company's Chairman, Chief Executive Officer, and President, said.

    About the Company

    Digital Recorders, Inc. is a market leader in transit, transportation and law enforcement digital communications and audio enhancement systems using proprietary software applications. Our products improve the flow and mobility of people through transportation infrastructure, as well as enhance law enforcement agencies' surveillance capabilities. Our transit communications products -- TwinVision(R) and Mobitec route destination signage systems, Talking Bus(R) voice announcement systems, and Internet-based, automatic vehicle monitoring systems -- enhance public transportation around the globe. Our electronic surveillance tools, including microphone amplifiers and processors, countermeasures devices, speech activity detectors, and radio/television noise cancellers, help law-enforcement agencies worldwide capture, arrest and prosecute criminals. For more information about DRI and its operations worldwide, go to www.digrec.com.

    Forward-Looking Statements

    This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. In particular, any statement, express or implied, concerning future events or expectations is a forward looking statement. Use of words such as "expect," "fully expect," "expected," "appears," "believe," "plan," "anticipate," "would," "goal," "potential," "potentially," "range," "pursuit," "run rate," "stronger," "preliminarily," etc., is intended to identify forward-looking statements that are subject to risks and uncertainties, including those described below. There can be no assurance that any expectation, express or implied, in a forward-looking statement will prove correct or that the contemplated event or result will occur as anticipated. The risks associated with forward-looking statements include, but are not limited to, product demand and market acceptance risks, the impact of competitive products and pricing, the effects of economic conditions and trade, legal, social and economic risks, such as import, licensing and trade restrictions, the results of implementing the Company's business plan, and the impact on the Company of its relationships with its lenders and creditors. Refer to the Company's various Securities and Exchange Commission filings, such as its Forms 10-Q and 10-K, for further information about forward-looking statements and the risks associated with our business.


    CONTACT: Digital Recorders, Inc., Dallas
             Veronica B. Marks, 214-378-4776
             Fax: 214-378-8437
             veronicam@digrec.com